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                                                                     EXHIBIT 16


                          [ARTHUR ANDERSEN LETTERHEAD]



Securities and Exchange Commission
Washington, D.C. 20549



We have read Item 4 included in the attached Form 8-K dated April 7, 1997 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




                                        /s/  ARTHUR ANDERSEN LLP
                                        -------------------------------------
                                             ARTHUR ANDERSEN LLP

San Jose, California
April 8, 1997